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                                                                   EXHIBIT 5.1

                        WALLER LANSDEN DORTCH & DAVIS

                            NASHVILLE CITY CENTER

                        511 UNION STREET, SUITE 2100

                           POST OFFICE BOX 198966

                       NASHVILLE, TENNESSEE 37219-8966

   FACSIMILES                  (615) 244-6380             809 SOUTH MAIN STREET
 (615) 244-6804                                               P.O. BOX 1035
 (615) 244-5686                                          COLUMBIA, TN 38402-1035
                                                             (615) 388-6031




                                June 5, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                 Re:    A+ Network, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to A+ Network, Inc., a Tennessee corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 364,311 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), to be sold by certain shareholders of the Company (the "Selling Shareholders") pursuant to the above captioned Registration Statement (the "Registration Statement"). We have examined the Company's Amended and Restated Charter, its Amended and Restated Bylaws, the record of shareholders, the record of proceedings of its shareholders and directors, and the Registration Statement. We have also examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that (i) the 315,203 Shares to be sold by Ray D. Russenberger are duly and legally issued, fully paid and non-assessable and (ii) the 49,108 Shares, when issued and delivered in the manner and on the terms described in the Non-Qualified Option Agreement dated November 15, 1995, will be duly and legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                           Very truly yours,


                                           /s/ Waller Lansden Dortch & Davis